Exhibit 99.1

DOWDUPONT ANNOUNCES NEW MEMBERS OF AGRICULTURE, MATERIALS SCIENCE,

AND SPECIALTY PRODUCTS DIVISIONS’ ADVISORY COMMITTEES

New Members Bring Relevant, Complementary Expertise to Continue Strong Progress

Toward Separation

MIDLAND, Mich. and WILMINGTON, Del., JUNE 29, 2018 — DowDuPont (NYSE: DWDP) today announced new members of the Agriculture, Materials Science, and Specialty Products Divisions’ Advisory Committees.

Ed Breen, chief executive officer of DowDuPont, said, “The caliber of the individuals we have attracted to join the Advisory Committees for the Agriculture, Materials Science, and Specialty Products Divisions speaks to the importance and potential of each of our businesses in their industries and end markets. With the additional expertise contributed by these new members, the Advisory Committees are exceptionally well equipped to support the division leadership teams as they move rapidly toward separation next year.”

Jeff Fettig, executive chairman of DowDuPont, stated, “These Advisory Committees have been established by the DowDuPont Board of Directors to work closely with the management teams of each division in preparation for the Company’s separation into three, industry-leading growth companies. We look forward to welcoming these new members along with additional members to be named in advance of the separations.”

New members of the Advisory Committee of the Agriculture Division (to be called Corteva Agriscience™):

•	Michael O. Johanns, Former U.S. Secretary of Agriculture, Former Senator and Governor of Nebraska
•	Greg Page, Former Chairman and CEO of Cargill

New members of the Advisory Committee of the Specialty Products Division (to be called DuPont):

•	Ruby Chandy, Former President, Industrial Division of Pall Corp.
•	Luther C. (“Luke”) Kissam, IV, Chairman, President and CEO, Albemarle Corporation
•	Steven Sterin, EVP, CFO of Andeavor and President of Andeavor Logistics
•	Raymond J. Milchovich, Former Chairman and CEO, Foster Wheeler AG

New members of the Advisory Committee of the Materials Science Division (to be called Dow):

•	Jacqueline Hinman, Former Chairman and CEO of CH2M
•	Daniel Yohannes, Former Ambassador to the Organisation for Economic Co-operation and Development

Also announced today are changes to the Continuing Dow Directors serving on the DowDuPont board of directors effective July 1, 2018, with Jacqueline K. Barton appointed to fill the vacancy created by the retirement of Andrew N. Liveris and Richard K. Davis appointed to fill the vacancy created by the transition of Raymond J. Milchovich from the Materials Advisory Committee to the Specialty Products Advisory Committee and associated discontinuation of service as a Continuing Dow Director on the DowDuPont board of directors.

As previously announced, the Materials Science Division (Dow) is anticipated to separate by the end of the first quarter of 2019, and Agriculture (Corteva Agriscience) and Specialty Products (DuPont) Divisions are expected to separate by June 1, 2019.

Biographies of New Members

Michael O. Johanns spent more than three decades in local, state and federal government. He was the Senator from Nebraska from 2009 until 2015, having previously served as the U.S. Secretary of Agriculture. Prior to that, he was Governor of Nebraska, after two terms as Mayor of Lincoln. He is a director of Millennium Challenge Corp., a bilateral U.S. foreign aid agency, and Deere & Company.

Greg Page is retired Chairman and Chief Executive Officer of Cargill, Inc., where he spent more than four decades. He was named to the Board of Directors in 2000 and appointed CEO in 2007, remaining in the role for seven years before becoming Executive Chairman. He is on the Board of Directors of Eaton Corporation, Deere & Company, and 3M.

Ruby Chandy has more than 25 years of experience in the industrial and medical/life sciences sectors. Most recently, she served as President, Industrial Division of Pall Corp. Prior to her time at Pall, she was Chief Marketing Officer at Dow Chemical and Rohm & Haas Corporation. Ms. Chandy also spent six years with Thermo Fisher Scientific. She is a director of AMETEK, Inc. and Flowserve Corp.

Luther C. (“Luke”) Kissam, IV is the Chairman, President and CEO of specialty chemicals company Albemarle Corp. He joined Albemarle in 2003 and had served in a range of senior roles including EVP, Manufacturing & Law and General Counsel, before becoming CEO in 2011. Prior to joining Albemarle, he was General Counsel of Merisant and Associate General Counsel of Monsanto.

Steven Sterin has more than 20 years of public company financial and business leadership experience. He is currently CFO of Andeavor, an integrated retail, logistics and refining company in the transportation fuels industry. He is also President and a director of Andeavor Logistics, a leading mid-stream full service logistics company. He was previously CFO of Celanese Corp., a global technology and specialty material company.

Jacqueline Hinman is the former Chairman and CEO of CH2M, an engineering and consulting firm focused on delivering infrastructure, energy, environmental and industrial solutions for clients and communities around the world. She is also a member of the Board of Directors of International Paper, Catalyst, and the Denver National Western Center Authority.

Daniel Yohannes served as the Ambassador to the Organisation for Economic Co-operation and Development from 2014–2017 and prior to that served as the CEO of the Millennium Challenge Corporation. He is also member of the board of Xcel Energy and the Council on Foreign Relations.

About DowDuPont™

DowDuPont (NYSE: DWDP) is a holding company comprised of The Dow Chemical Company and DuPont with the intent to form strong, independent, publicly traded companies in agriculture, materials science and specialty products sectors that will lead their respective industries through productive, science-based innovation to meet the needs of customers and help solve global challenges. For more information, please visit us at www.dow-dupont.com.

Cautionary Statement About Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.

On December 11, 2015, The Dow Chemical Company (“Dow”) and E. I. du Pont de Nemours and Company (“DuPont”) announced entry into an Agreement and Plan of Merger, as amended on March 31, 2017, (the “Merger Agreement”) under which the companies would combine in an all-stock merger of equals transaction (the “Merger Transaction”). Effective August 31, 2017, the Merger Transaction was completed and each of Dow and DuPont became subsidiaries of DowDuPont Inc. (“DowDuPont”). For more information, please see each of DowDuPont’s, Dow’s and DuPont’s latest annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K, as the case may be, and the joint proxy statement/prospectus included in the registration statement on Form S-4 filed by DowDuPont with the SEC on March 1, 2016 (File No. 333-209869), as last amended on June 7, 2016, and declared effective by the SEC on June 9, 2016 (the “Registration Statement”) in connection with the Merger Transaction.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including the intended separation of DowDuPont’s agriculture, materials science and specialty products businesses in one or more tax efficient transactions on anticipated terms (the “Intended Business Separations”). Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause DowDuPont’s, Dow’s or DuPont’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to: (i) successful integration of the respective agriculture, materials science and specialty products businesses of Dow and DuPont, including anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, productivity actions, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined operations; (ii) impact of the divestitures required as a condition to consummation of the Merger Transaction as well as other conditional commitments;

(iii) achievement of the anticipated synergies by DowDuPont’s agriculture, materials science and specialty products businesses; (iv) risks associated with the Intended Business Separations, including those that may result from the comprehensive portfolio review undertaken by the DowDuPont board, changes and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances related to the Intended Business Separations, disruptions in the financial markets or other potential barriers; (v) the risk that disruptions from the Intended Business Separations will harm DowDuPont’s business (either directly or as conducted by and through Dow or DuPont), including current plans and operations; (vi) the ability to retain and hire key personnel; (vii) potential adverse reactions or changes to business relationships resulting from the completion of the merger or the Intended Business Separations; (viii) uncertainty as to the long-term value of DowDuPont common stock; (ix) continued availability of capital and financing and rating agency actions; (x) legislative, regulatory and economic developments; (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the Intended Business Separations that could affect the company’s financial performance and (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the merger and the Intended Business Separations, are more fully discussed in (1) the Registration Statement and (2) the current, quarterly and annual reports filed with the SEC by DowDuPont and to the extent incorporated by reference into the Registration Statement, by Dow and DuPont. While the list of factors presented here is, and the list of factors presented in the Registration Statement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on DowDuPont’s, Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. None of DowDuPont, Dow or DuPont assumes any obligation to publicly provide revisions or updates to any forward-looking statements whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

The Dow Diamond, DuPont Oval logo, DuPont™ and all products, unless otherwise noted, denoted with ™, SM or ® are trademarks or registered trademarks of The Dow Chemical Company, E. I. du Pont de Nemours and Company or their affiliates.

Source: DowDuPont

Investors:

Greg Friedman

greg.friedman@dupont.com

(302) 999-5504

or

Neal Sheorey

nrsheorey@dow.com

1 989-636-6347

or

Media:

Rachelle Schikorra

ryschikorra@dow.com

1 989-638-4090

or

Dan Turner

daniel.a.turner@dupont.com

1 302-996-8372